FIRST SUPPLEMENTAL TRUST INDENTURE TO THE TRUST INDENTURE DATED AS
OF JULY 12, 2017

between

INTELGENX TECHNOLOGIES CORP.

and

TSX Trust Company

providing for the issue of
Convertible Unsecured Subordinated Debentures

Dated as of August 8, 2017

THIS FIRST SUPPLEMENTAL TRUST INDENTURE TO THE TRUST INDENTURE DATED AS OF JULY 12, 2017 is made as of August 8, 2017

BETWEEN:	INTELGENX TECHNOLOGIES CORP., a corporation incorporated under the laws of Delaware

(hereinafter referred to as the “Corporation”)

AND:	TSX TRUST COMPANY, a trust company incorporated under the federal laws of Canada

(hereinafter referred to as the “Debenture Trustee”)

WHEREAS the Corporation and the Debenture Trustee entered into a trust indenture dated as of July 12, 2017 (the “Indenture”);

WHEREAS this first supplemental trust indenture to the Indenture (the “First Supplemental Indenture”) is entered into for the purpose of increasing the aggregate principal amount of Debentures authorized to be issued under the Indenture from $6,838,000 to $7,600,000;

WHEREAS the Indenture provides that the Corporation will ensure that the Debentures issued under the Indenture together with any other securities issued by the Corporation under an indenture in reliance upon the exemption afforded in Section 304(a) of the United States Trust Indenture Act of 1939, as amended, within the same period of thirty six (36) consecutive months as any Debenture issued under the Indenture shall not exceed more than $10,000,000 in aggregate principal;

WHEREAS the amendment is not inconsistent with the terms of the Indenture and is not prejudicial to the interests of the Debentureholders;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	To Be Read with Indenture

This First Supplemental Indenture is a “supplemental indenture” as that term is used in the Indenture. The Indenture and the First Supplemental Indenture shall be read together and shall have effect as though all of the provisions of both indentures were contained in one instrument.

1.2	Definitions

In this First Supplemental Indenture, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Indenture:

1.2.1	“First Supplemental Indenture” has the meaning set forth in the preamble hereto; and

1.2.2	“Indenture” has the meaning set forth in the preamble hereto.

ARTICLE 2
AMENDMENTS TO THE INDENTURE

2.1	Amendments

2.1.1	Section 2.1 of the Indenture is hereby deleted in its entirety and replaced by the following:

“The Debentures authorized to be issued hereunder shall be limited to no more than $7,600,000 aggregate principal amount and shall be designated as “8,00% Convertible Unsecured Subordinated Debts due June 30, 2020”.

The Debenture Trustee has been appointed as transfer agent and registrar of the Debentures.”

2.1.2	Section 2.2(b) of the Indenture is hereby deleted in its entirety and replaced by the following:

“Interest. The Debentures will bear interest from, and including, July 12, 2017 at the rate of 8.00% per annum, payable in equal semi-annual payments in arrears on June 30 and December 31 of each year, the first such payment falling due on December 31, 2017 and the last such payment falling due on June 30, 2020, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The first interest payment will include interest accrued from and including July 12, 2017 to but excluding December 31, 2017 and will be in an amount equal to $37.70 per $1,000 principal amount of the Debentures.”

ARTICLE 3
CONCERNING THIS TRUST INDENTURE

3.1	Concerning this Trust Indenture

To the extent of any conflict between the description of the Debentures in any term sheet, prospectus or other offering document which qualifies for distribution any Debentures governed by this Trust Indenture, the terms and conditions of this Trust Indenture shall be take precedence and govern.

ARTICLE 4
MISCELLANEOUS

4.1	Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who will from time to time be Debentureholders, subject to all the terms and conditions set forth in this First Supplemental Indenture and the Indenture.

4.2	Execution

This First Supplemental Indenture may be executed and delivered by facsimile and in counterparts, each of which when so executed and delivered will be deemed to be an original and such counterparts together constitute one and the same instrument and notwithstanding their date of execution they are deemed to be dated as of the date hereof.

4.3	Confirmation of Indenture

The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this First Supplemental Indenture as of the date first written above.

INTELGENX TECHNOLOGIES CORP.

Per:	(s) Horst G. Zerbe
	Name:	Horst G. Zerbe
	Title:	Chief Executive Officer

TSX TRUST COMPANY

Per:	(s) Don Crawford
	Name:	Don Crawford
	Title:	Senior Trust Officer

Per:	(s) Derrice Richards
	Name:	Derrice Richards
	Title:	Senior Advisor Trust Services